Exhibit 10.1
LEASE AGREEMENT
This Lease (“Lease”) is made and entered into on January 31, 2008 (the “Effective Date”), between SIERRA PACIFIC INDUSTRIES, a California corporation (“Lessor”), and RENEGY SUSANVILLE, LLC, an Arizona limited liability company (“Lessee”).
RECITALS
A. Lessee has acquired from Lessor certain assets located on the Premises (defined below), consisting of a biomass power plant and desires to lease from Lessor the Premises for the purpose of operating such biomass power plant (the “Plant”).
B. Lessor desires to lease Lessee and Lessee desires to lease from Lessor that certain real property, including any improvements not included in the assets comprising the Plant, located at Sunkist Drive, Susanville, California (the “Premises”), and more particularly described in the schedule attached to and made a part of this Lease as Exhibit A.
C. Contemporaneously with the Effective Date, Lessor and Lessee entered into a certain “Option Agreement” wherein Lessor sold to Lessee an option to purchase the Premises pursuant to that Option Agreement.
In consideration of the mutual covenants contained herein, the parties agree as follows:
SECTION ONE
SUBJECT AND PURPOSE
Lessor leases the Premises to Lessee for Lessee’s use only for operation of the Plant and related activities. Lessee shall conduct no business activity on the Premises other than as specifically provided for herein.
SECTION TWO
TERM
Lessor hereby leases the above Premises for a term of five (5) years (the “Term”), commencing on January 31, 2008, and terminating on January 30, 2013, or sooner as provided herein. In the event Lessee elects to exercise its option pursuant to the Option Agreement, this Lease shall terminate and be of no further force and effect as of the closing date of Lessee’s purchase of the Premises.

SECTION THREE
RENT
The total acreage of the Premises is forty (40) acres, and the monthly rental amount shall be the sum of $750/acre. The rent shall be payable in advance on the first day of each month during the Term with no right of claim, offset or any other deduction. The first rent payment pursuant to this Section shall be due January 31, 2008, and all rental payments shall be made to Lessor at the address specified above. Lessee shall pay the rent as specified herein and in Section Four hereof. One hundred percent (100%) of the first twenty four (24) months of rental payments made by Lessee hereunder shall apply to the “Purchase Price” defined under the Option Agreement; provided, however, that on and after the first day following the 24th month of the Term, only fifty percent (50%) of all rental payments made within the first twenty four (24) months and thereafter of the Term shall apply to the Purchase Price. For avoidance of doubt the option price specified in the Option Agreement shall not be similarly reduced.
SECTION FOUR
ADDITIONAL RENT
All taxes, charges, costs and expenses that Lessee assumes or agrees to pay hereunder, together with all interest and penalties that may accrue thereon in the event of the failure of Lessee to pay those items, and all other damages, costs, expenses and sums that Lessor may suffer or incur, or that may become due, by reason of any default of Lessee or failure by Lessee to comply with the terms and conditions of this Lease shall be deemed to be additional rent, and, in the event of nonpayment after expiration of any applicable cure period, Lessor shall have all the rights and remedies as herein provided for failure to pay rent.
SECTION FIVE
ALTERATIONS, ADDITIONS AND IMPROVEMENTS
A. Lessee shall not make or permit to be made any alterations to the Premises without prior written consent of Lessor, which consent will not be unreasonably withheld; provided, however, that Lessee shall not be required to obtain Lessor’s consent for any alterations to the Premises which do not exceed $25,000 individually or $100,000 in the aggregate. If Lessee makes any alterations to the Premises in excess of the amounts set forth herein, the alterations shall not be commenced until five (5) days after Lessee has received written consent to such alterations from the Lessor so that Lessor may post and record any appropriate notice of non-responsibility; provided, however, that if Lessor fails to provide written notice to Lessee of its consent to, or rejection of, such alterations within fifteen (15) days after receiving Lessee’s request, Lessor shall be deemed to have approved the alterations. Alterations shall be performed in a workmanlike manner and shall not weaken or impair the structural strength, or lessen the value, of any improvement on the Premises, or change the purposes for which the improvement, or any part thereof, may be used.
B. Conditions with respect to alterations, additions or improvements are as follows:
(1) Before commencement of any work, all plans and specifications shall be filed with and approved by all governmental departments or authorities having jurisdiction and any public utility company having an interest therein, and all work shall be done in accordance with requirements of all governmental regulations.
(2) Prior to commencement of any work, Lessee shall obtain appropriate additional insurance coverage and pay the amount of any increase in premiums on insurance policies provided for herein because of endorsements to be made covering the risk, and the alterations, additions and improvements, both during and after the course of work.

C. All alterations, additions and improvements on or in the Premises at the commencement of the Term, and that may be erected or installed during the Term, shall become part of the Premises and the sole property of Lessor, except that all moveable trade fixtures installed by Lessee shall be and remain the property of Lessee.
D. Except as otherwise provided herein, Lessor shall not be required or obligated to make any changes, alterations, additions, or improvements in, on, or about the Premises, or any part thereof.
SECTION SIX
REPAIRS
Lessee shall, at all times during the lease and at its own cost and expense, repair, replace and maintain in a good, safe and substantial condition, the Plant, as well as any leased improvements, additions and alterations thereto on the Premises, and shall use all reasonable precaution to prevent waste, damage or injury to the Premises. Lessee hereby waives the provisions of California Civil Code Sections 1941 and 1942 that allow a tenant to make repairs at landlord’s expense.
SECTION SEVEN
TAXES
Lessee shall reimburse Lessor, within thirty (30) days of presentation by Lessor of a statement therefor, for all taxes, assessments or other governmental charges that shall or may during the Term be imposed on, or arise in connection with the use of, the Premises or any part thereof. Lessee shall reimburse Lessor for all taxes assessed in lieu of or in addition to the foregoing under all present or future laws of all governmental authorities whatsoever. Lessee shall have the right to request that Lessor apply for the conversion of any special assessment for local improvements in order to cause the same to be payable in installments and, upon conversion, Lessee shall be obligated to reimburse Lessor only for those installments that may become due during the Term. It is the intention of the parties that the rent herein is net rental, and Lessor shall receive the same free from all taxes reimbursable from Lessee to Lessor.
Upon execution of this Lease, Lessor shall present to Lessee a statement setting forth the amount of such taxes, assessments or other governmental charges which have been prepaid by Lessor for 2008 and 2009 and which are attributable to any time period covered by this Lease, and Lessee shall pay such sum to Lessor with ten (10) days of the beginning of the Term.

SECTION EIGHT
UTILITIES
All applications and connections for necessary utility services on the Premises shall be made in the name of Lessee only, and Lessee shall be solely liable for utility charges as they become due, including those for sewer, water, gas, electricity and telephone services.
SECTION NINE
INSURANCE
A. At all times during the term of this Lease, Lessee shall procure and maintain, at its own expense, all of the following coverage and in the amounts described below:
(1) Regardless of the minimum statutory requirements of the State of California, employer liability coverage under Workers’ Compensation Insurance will have minimum limits of no less than $1,000,000;
(2) Commercial General Liability (CGL) insurance shall be maintained with minimum limits of $2,000,000 each occurrence; $2,000,000 General Aggregate; and $2,000,000 Products/Completed Operations Aggregate. CGL insurance shall be written on ISO occurrence form CG 00 01 or equivalent and shall cover liability arising from premises, operations, independent contractors, products-completed operations, personal injury and advertising injury, and liability assumed under an insured contract (including the tort liability of another assumed in a business contract). Such CGL insurance shall name and include Lessor and Sierra Pacific Holding Company, and all subsidiaries and affiliates of both, as Additional Insureds using ISO additional insured endorsement CG 20 10 11 85 or its equivalent; and
(3) A fire insurance policy in an amount of not less than One Million Five Hundred Thousand Dollars ($1,500,000) including an ordinance or law endorsement, debris removal (with pollutant clean-up) endorsement, and a lost rent endorsement for the benefit of Lessor. Such insurance shall insure against loss or damage by fire of all buildings, improvements, and equipment on the Premises, including alterations, additions, and improvements with Lessor named as loss payee.
B. All policies and coverage procured by Lessee as required herein (collectively, “Policies”) shall include a separation of insureds clause. The Policies shall not include a deductible in excess of $10,000.00 per loss without Lessor’s written approval. The Policies shall include a waiver of subrogation and a provision that specifies the Policies are primary to and non-contributory with any insurance held by Lessor and shall be endorsed such that the waiver of subrogation shall not affect its right, or any named additional insured’s right, to recover under such insurance policy.

C. All Policies described shall be procured to the satisfaction of Lessor and shall be underwritten by an insurer acceptable to Lessor (must be rated A-: VII or better in the A.M. Best’s Key Rating Guide and licensed to do business in the State of California or issued as a surplus line by a surplus line broker in the State of California). Prior to taking possession of the Premises, Lessee shall provide Lessor with a certificate of insurance, with Additional Insured Endorsement attached if applicable, evidencing the Policies required herein. If Lessor has other insurance that is applicable to any loss on an excess or contingent basis, the amount of Lessee’s liability under the Policies cannot be reduced by the existence of such other insurance. Such certificate of insurance shall provide that the coverage required herein shall not be cancelled or reduced except by written notice to Lessor, giving at least thirty (30) days prior to the effective date of such cancellation or reduction. In the event the coverage evidenced by any such certificate is cancelled or reduced, Lessee shall procure and furnish to Lessor, before the effective date of such cancellation or reduction, a new certificate conforming to the above requirements. If Lessee has failed for any reason to secure the Policies to the satisfaction of Lessor within thirty (30) days from the Effective Date, or if Lessor has not been furnished a certificate of insurance as aforesaid within thirty (30) days from the Effective Date, then Lessor shall have the right, in addition to any other remedy available to it, to (i) immediately terminate this Lease on oral notice to Lessee or (ii) secure any or all of said Policies and Lessee shall immediately reimburse Lessor for the cost of such Policies upon request by Lessor.
D. All insurance certificates or other evidence of coverage required to be submitted to Lessor pursuant to this Section Nine shall be sent to:
Sierra Pacific Industries
PO Box 496014
Redding, CA 96049
ATTN: Susan Witherspoon
SECTION TEN
SURVEY
A. The parties agree that the Premises shall be surveyed as soon as reasonably practical by a mutually acceptable surveyor, the cost of which shall be paid by Lessor; provided, however, that if Lessee elects not to exercise its option to purchase the Premises during the lease term pursuant to the Option Agreement, Lessee shall pay to Lessor an amount equal to the costs of such survey. The surveyor shall provide Lessor and Lessee with legal descriptions of the Premises, including the two 5-acre option parcels, the 0.5 acre water tower parcel, and the access easement (the “Additional Parcels”) (all as depicted on the aerial photograph set forth in Exhibit B attached hereto and incorporated herein by reference).
B. The parties shall agree on the final form of the survey, which shall delineate the Premises and Additional Parcels, and Lessee shall have the right to object to any matter depicted in the survey, and any update to the survey, which objection shall be made by written notice to Lessor no later than fifteen (15) days after receipt of the survey from surveyor. If Lessee has not objected to the survey within such fifteen (15) day period, Lessee will be deemed to have consented to the survey and all matters set forth therein.
C. All matters in dispute pertaining to the survey which are not mutually resolved by the parties after good faith negotiation shall be resolved between the parties pursuant to final and binding arbitration as set forth in Section Thirty-Seven herein. Lessee shall have the burden in any arbitration proceeding to demonstrate the inaccuracy of the survey.

D. The parties agree that the Lease will be executed prior to a final survey being obtained, and that upon receipt of a final survey from surveyor, which survey shall be agreed to by the parties as set forth herein, Lessor and Lessee shall enter into an amendment to this Lease to provide the final property boundaries, exhibits, and any other modifications, amendments or supplements required as a result of such survey as needed. The final property lines of the Premises shall be adjusted upon receipt of the final survey to reflect Lessee’s lease of exactly 40 acres from Lessor.
SECTION ELEVEN
COMPLIANCE WITH LAWS
Lessee shall, at Lessee’s own cost and expense, comply with all statutes, ordinances, regulations and requirements of all governmental entities, both federal (including the Americans with Disabilities Act) and state and county or municipal, including those requiring capital improvements to the Premises or existing improvements, relating to any use or occupancy of the Premises (and specifically not limited to any particular use and occupancy by Lessee), whether those statutes, ordinances, regulations, and requirements are now in force or are subsequently enacted and regardless of the Term; provided, however, that any such statute, ordinance, regulation or requirement that requires capital improvements to the Premises or existing improvements not based upon Lessee’s use of the Premises shall be the responsibility of Lessor and such improvements shall be diligently completed at Lessor’s sole cost and expense. If any license, permit, or other governmental authorization is required for the lawful use or occupancy of the Premises or any portion of the Premises, then Lessee shall procure and maintain it throughout the Term. The judgment of any court of competent jurisdiction, or the admission by Lessee in a proceeding brought against Lessee by any government entity, that Lessee has violated such statute, ordinance, regulation or requirement shall be conclusive as between Lessor and Lessee and shall constitute grounds for termination of this Lease by Lessor.
SECTION TWELVE
UNLAWFUL OR DANGEROUS ACTIVITY
Lessee shall neither use nor occupy the Premises or any part thereof for any unlawful, disreputable, or ultrahazardous business purpose nor operate or conduct its business in a manner constituting a nuisance of any kind. Lessee shall immediately, on discovery of any unlawful, disreputable or ultrahazardous use, take action to halt such activity.
SECTION THIRTEEN
HAZARDOUS MATERIALS
Lessor and Lessee are bound by the terms of the Agreement for Environmental Conditions, dated November 21, 2007, by and between Lessor and Lessee (“Agreement for Environmental Conditions”), attached hereto as Exhibit C and incorporated herein by reference, with regard to the use and presence of hazardous materials in, on, over or about the Premises or any improvements thereon, compliance with hazardous materials laws, and liability for, and indemnification of, cleanup costs and other penalties.

SECTION FOURTEEN
INDEMNITY
Except as otherwise provided in the Agreement for Environmental Conditions, Lessee shall indemnify, defend and hold harmless the Lessor Indemnitees (as defined below) from and against all claims, liabilities, losses, damages or expenses arising out of or relating to the gross negligence or willful misconduct of Lessee (or Lessee’s employees, agents, representatives, independent contractors, material and equipment suppliers and any other entity or individual for whom Lessee is responsible). This indemnity provision is not intended to and shall not in any way limit the extent of any insurance coverage available to any of the Lessor Indemnitees under any insurance policy purchased and maintained by Lessee (even coverage for any one or any combination of the Lessor Indemnitees’ sole active negligence). “Lessor Indemnitees” shall mean Lessor and Sierra Pacific Holding Company, including their successors and assigns, and each of their respective officers, directors, employees, agents, representatives, subsidiaries and affiliates.
Except as otherwise provided in the Agreement for Environmental Conditions, Lessor shall indemnify, defend and hold harmless Lessee from and against claims, liabilities, losses, damages or expenses arising out of or relating to the gross negligence or willful misconduct of Lessor (or Lessor’s employees, agents, representatives, independent contractors, material and equipment suppliers and any other entity or individual for whom Lessor is responsible).
The indemnity provided herein shall survive the termination of this Lease.
SECTION FIFTEEN
DEFAULT OR BREACH/TERMINATION
Each of the following events shall constitute a default or breach of this Lease by Lessee:
A. If Lessee, or any successor or assignee of Lessee while in possession, shall file a petition in bankruptcy or insolvency or for reorganization under any bankruptcy act, or shall voluntarily take advantage of any such act by answer or otherwise, or shall make an assignment for the benefit of creditors.
B. If involuntary proceedings under any bankruptcy law or insolvency act shall be instituted against Lessee, or if a receiver or trustee shall be appointed of all or substantially all of the property of Lessee, and such proceedings shall not be dismissed or the receivership or trusteeship vacated within thirty (30) days after the institution or appointment.
C. If Lessee shall fail to pay Lessor any rent or additional rent when the rent shall become due and shall not make the payment within fifteen (15) days after written notice thereof by Lessor to Lessee.

D. Except as specifically provided in this Section Fifteen, if Lessee shall fail to perform or comply with any of the conditions of this Lease and if the nonperformance shall continue for a period of thirty (30) days after written notice thereof by Lessor to Lessee or, if the performance cannot be reasonably had within the thirty (30) day period, Lessee shall not in good faith have commenced performance within the thirty (30) day period and shall not diligently proceed to completion of performance.
E. If Lessee shall vacate or abandon the Premises.
F. If this Lease or the estate of Lessee hereunder shall be transferred to or shall pass to or devolve on any other person or party, except in the manner herein permitted.
G. If Lessee fails to take possession of the Premises on the Term commencement date, or within ten (10) days after written notice that the Premises are available for occupancy, if the Term commencement date is not fixed herein or shall be deferred as herein provided.
H. If Lessee fails to obtain and maintain the specified insurance.
Nothwithstanding all of the foregoing and as long as Lessee is not in breach or default of this Lease, Lessee shall have the right to terminate this Lease, without cause, upon thirty (30) days prior written notice to Lessor as along as Lessee has not yet begun to sell power commercially. If Lessee has begun to sell power commercially and as long as Lessee is not in breach or default of this Lease, then Lessee shall have the right to terminate this Lease, without cause, upon thirty (30) days prior written notice to Lessor but in that case Lessee shall have to pay to Lessor, before the end of such 30 day period, a cancellation fee in the amount of six months’ rental payments hereunder.
SECTION SIXTEEN
EFFECT OF DEFAULT
In the event of any default hereunder, as set forth in Section Fifteen, the rights of Lessor shall be as follows:
A. Lessor shall have the right to cancel and terminate this Lease, as well as all of the right, title and interest of Lessee hereunder. On expiration of the time fixed in the notice to terminate the Lease, this Lease and the right, title and interest of Lessee hereunder, shall terminate in the same manner and with the same force and effect, except as to Lessee’s liability, as if the date fixed in the notice of cancellation and termination were the end of the Term. Lessor shall thereupon be entitled to receive from Lessee all damages incurred by Lessor including, without limitation, (1) the worth at the time of award of the unpaid rent which had been earned at the time of termination; (2) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided; (3) the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (4) any other amount reasonably necessary to compensate Lessor for all the detriment proximately caused by the Lessee’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom. As used in subclause (1) and (2) above, the “worth at the time of award” shall be computed by allowing interest at the maximum rate then permitted by law. As used in subclause (3) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Board of San Francisco at the time of the award plus one percent (1%).

B. Lessor may elect, but shall not be obligated, to make any payment required of Lessee herein or comply with any agreement, term or condition required hereby to be performed by Lessee, and Lessor shall have the right to enter the Premises for the purpose of correcting or remediating any such default and to remain until the default has been corrected or remedied, but any expenditure for the correction by Lessor shall not be deemed to waive or release the default of Lessee or the right of Lessor to take any action as may be otherwise permissible hereunder in the case of any default.
C. Lessor may reenter the Premises immediately and remove the property and personnel of Lessee, and store the property in a public warehouse or at a place selected by Lessor, at the expense of Lessee. After reentry, Lessor may terminate the lease upon written notice of termination to Lessee. Without the notice, reentry will not terminate the lease. On termination, Lessor may recover from Lessee all damages proximately resulting from the breach, including the cost of recovering the Premises.
D. After reentry, Lessor may relet the Premises or any part thereof for any term without terminating this Lease, at such rent and on such terms as Lessor may choose. Lessor may make alterations and repairs to the Premises. The duties and liabilities of the parties if the Premises are relet as provided herein shall be as follows:
(1) In addition to Lessee’s liability to Lessor for breach of this Lease, Lessee shall be liable for all reasonable expenses of the reletting, for the alterations and repairs made, and for the difference between the rent received by Lessor under the new lease agreement and the rent installments that are due for the same period under this Lease.
(2) Lessor shall have the right, but shall not be required, to apply the rent received from reletting the Premises: (a) to reduce the indebtedness of Lessee to Lessor under this Lease, not including indebtedness for rent; (b) to expenses of the reletting and alterations and repairs made; (c) to rent due under this Lease; or (d) to payment of future rent under this Lease as it becomes due.
If the new lessee does not pay a rent installment promptly to Lessor, and the rent installment has been credited in advance of payment to the indebtedness of Lessee other than rent, or if rentals from the new lessee have been otherwise applied by Lessor as provided for herein and during any rent installment period are less than the rent payable for the corresponding installment period under this Lease, Lessee shall pay Lessor the deficiency, separately for each rent installment deficiency period, and before the end of that period. Lessor may at any time after a reletting terminate this Lease for the breach on which Lessor had based the reentry and subsequently relet the Premises.

E. After reentry, Lessor may procure the appointment of a receiver to take possession and collect rents and profits of the business of Lessee, and, if necessary to collect the rents and profits. The receiver may carry on the business of Lessee and take possession of the personal property used in the business of Lessee, including inventory, trade fixtures and furnishings, and use them in the business without compensating Lessee. Proceedings for appointment of a receiver by Lessor, or the appointment of a receiver and the conduct of the business of Lessee by the receiver, shall not terminate and forfeit this Lease unless Lessor has given written notice of termination to Lessee as provided herein.
F. Continue this Lease in effect without terminating Lessee’s right to possession even though Lessee has breached this Lease and abandoned the Premises and to enforce all of Lessor’s rights and remedies under this Lease, including the right to recover the rent as it becomes due under this Lease; provided, however, that Lessor may at any time thereafter elect to terminate this Lease for such previous breach by notifying Lessee in writing that Lessee’s right to possession of the Premises has been terminated; or
G. Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the State of California.
Lessor’s failure to take advantage of any default or breach of covenant on the part of Lessee shall not be or be construed to be a waiver thereof, nor shall any custom or practice which may grow up between the parties in the course of administering this Lease be construed to waive or to lessen the right of Lessor to insist upon the performance by Lessee of any term, covenant or condition hereof, or to exercise any rights given Lessor on account of any such default. A waiver of a particular breach or default shall not be deemed to be a waiver of the same or any subsequent breach or default. Lessor’s acceptance of rent or other performance hereunder shall not be, or be construed to be, a waiver of any term, covenant or condition of this Lease or breach or default thereof by Lessee, whether or not such breach or default is then known to Lessor.
SECTION SEVENTEEN
DESTRUCTION OF PREMISES
If at any time during this Lease the Premises is totally or partially destroyed or damaged, by fire or any peril fully covered by the insurance provided for herein, rendering the Premises totally or partially inaccessible or unusable, Lessor shall promptly commence repair of the same and prosecute said work diligently to completion. Lessor shall have no obligation to repair, restore, or replace Lessee’s trade fixtures or personal property and Lessee shall be solely responsible therefore. Notwithstanding the above, if (a) during the last year of the Term if Lessee has not exercised or does not then exercise its Option pursuant to the Option Agreement, attached hereto as Exhibit D and incorporated herein by reference, the Premises is damaged as a result of fire or any other insured casualty, or (b) the Premises are damaged to the extent of twenty-five percent (25%) or more of the replacement value of the Premises, or (c) the Premises is damaged or destroyed as a result of a casualty not insured against, then Lessor shall have the right, to be exercised by notice in writing to Lessee given within ninety (90) days after said occurrence, to terminate this Lease. The provisions of this Section shall supersede the obligations of Lessor to make repairs under Section Six of the Lease.

Lessor and Lessee agree that any and all applicable insurance proceeds for damage to or destruction of the Premises shall be made available to Lessor and used for the sole purpose of repairing, rebuilding, and/or restoring the Premises, unless this Lease is terminated as the result of such damage or destruction. In the event of repair, reconstruction, and restoration as provided for in this Section, the rent shall be abated proportionately with the degree to which Lessee’s use of the Premises are impaired, for a reasonable time period from the occurrence of the damage until completion of such repair, reconstruction, and restoration, including any alterations, additions, or improvements made by Lessee. Lessee shall continue operation of its business upon the Premises during any such period to the extent reasonably practicable and, except as hereinabove specified, shall pay to Lessor all additional rent and other charges accruing under the Lease. Lessee shall not be entitled to any compensation or damages for loss in the use of the whole or any part of the Premises and/or any inconvenience or annoyance occasioned by any such damage, repair, reconstruction, or restoration, except to the extent Lessee has separately insured such risks.
SECTION EIGHTEEN
CONDEMNATION
A. In the event of any Material Taking (as defined below) in whole or in part prior to Lessee’s election to exercise its option pursuant to the Option Agreement, this Lease shall automatically cease and terminate as of the date on which title shall vest thereby in the condemning authority, and all sums awarded, including without limitation, compensation for damages and interest (i) for the taking of the real property located within the Premises or Lessor’s fee simple interest in the real property located within the Premises shall be the property of Lessor, and (ii) for the taking of the leasehold interest; trade fixtures, equipment and any improvements made by Lessee; and relocation costs shall be the property of Lessee.
B. In the event of any Material Taking in whole or in part following Lessee’s election to exercise its option pursuant to the Option Agreement, Lessee shall have the right to terminate this Lease, provided Lessee concurrently terminates the Purchase Agreement in accordance with the terms and conditions therein. If Lessee terminates this Lease, all sums awarded, including without limitation, compensation for damages and interest (i) for the taking of the real property located within the Premises or Lessor’s fee simple interest in the real property located within the Premises shall be the property of Lessor, and (ii) for the taking of the leasehold interest; trade fixtures, equipment and any improvements made by Lessee; and relocation costs shall be the property of Lessee. If Lessee does not terminate this Lease, all sums awarded, including without limitation, compensation for damages and interest for the taking shall be the property of Lessee; and Rent payments made by Lessee after title vests in the condemning authority but prior to closing under the Purchase Agreement shall be reduced proportionately by the percentage of the taking.
C. In the event of any taking, in whole or in part, which is not a Material Taking prior to Lessee’s election to exercise its option pursuant to the Option Agreement, Lessee shall not have the right to terminate this Lease; all sums awarded, including without limitation, compensation for damages and interest (i) for the taking of the real property located within the Premises or Lessor’s fee simple interest in the real property located within the Premises shall be the property of Lessor, and (ii) for the taking of the leasehold interest; trade fixtures, equipment and any improvements made by Lessee; and relocation costs shall be the property of Lessee; and Rent payments made by Lessee after title vests in the condemning authority but prior to closing under the Purchase Agreement shall be reduced proportionately by the percentage of the taking.

D. In the event of any taking, in whole or in part, which is not a Material Taking following Lessee’s election to exercise its option pursuant to the Option Agreement, Lessee shall not have the right to terminate this Lease; all sums awarded, including without limitation, compensation for damages and interest for the taking shall be the property of Lessee; and Rent payments made by Lessee after title vests in the condemning authority but prior to closing under the Purchase Agreement shall be reduced proportionately by the percentage of the taking.
E. Lessor shall promptly provide Lessee with written notice of any condemnation or taking set forth herein (including any pending or contemplated condemnation which has not been consummated). Upon notice of any such condemnation or taking, Lessee may elect to exercise its option pursuant to the Option Agreement and, for purposes of this Section Eighteen, such option shall be deemed to have been exercised prior to such condemnation or taking.
As used herein, the term “Material Taking” shall mean a taking or condemnation, or a pending taking or condemnation of which the parties have received notice, of a portion of the Premises that would, in Lessee’s commercially reasonable business judgment, materially and adversely affect Lessee’s intended use of the Premises in any material respect or would adversely affect access to the Premises in any material respect.
SECTION NINETEEN
ACCESS TO PREMISES; SIGNS POSTED BY LESSOR
Lessee shall permit Lessor or its agents to enter the Premises at all reasonable hours to inspect the Premises or make repairs that Lessee may neglect or refuse to make in accordance with the provisions of this Lease, and also to show the Premises to any prospective buyers. At any time within sixty (60) days prior to the expiration of the Term, Lessor may show the Premises to persons wishing to rent the Premises. Lessee shall, within sixty (60) days prior to expiration of the Term, permit the usual notices of “For Rent” and “For Sale” to be placed on the Premises and to remain thereon without hindrance or molestation.
SECTION TWENTY
EASEMENTS AND LICENSES
A. Upon receipt of legal descriptions of the Premises and Additional Parcels from the surveyor as set forth in Section Ten herein, Lessor shall grant Lessee a non-exclusive easement for pedestrian and vehicular ingress, egress and access to and from the Premises on the existing roadway and within ten (10) feet of either side of such roadway in the location generally identified on Exhibit B (the “Access Easement Property”). Lessee shall be responsible for cleaning, maintaining and repairing the Access Easement Property, and all costs incurred in connection therewith shall be shared equally between Lessor and Lessee. Lessee shall not make any material modifications or changes to the Access Easement Property or place or install any improvements on the Access Easement Property other than surface paving, or expand or change the use of the Access Easement Property without the prior written consent of Lessor, which consent shall not be unreasonably withheld, conditioned or delayed.

B. If requested by Lessee, Lessor hereby agrees to grant to Lessee a temporary easement to use the well located on Lessor’s property as generally depicted on Exhibit B; which easement may be terminated by Lessor upon Lessor securing water or services for water to Lessee from another source, provided such source is reasonably agreeable to Lessor and Lessee, and further provided that Lessor delivers written notice of such termination to Lessee within a reasonable time after securing such source.
C. Upon reasonable request by Lessee and subject to Lessor’s approval of the location(s), Lessor hereby agrees to grant to Lessee additional easements on, over, under or through Lessor’s property as necessary for utilities, access, water, sewage and other waste, or for any uses reasonably required for the operation of the Plant; provided, however, that all such easements shall be subject to future relocation by Lessor at Lessor’s sole cost and expense.
D. Until any easements described herein to be granted to Lessee by Lessor are recorded in the Official Records in the Office of the County Recorder of Lassen County, in each case Lessor hereby grants Lessee a non-exclusive license to the easement property, which license shall not be terminated prior to recordation of the easement unless Lessee is in continuing default under this Lease after notice and expiration of any applicable cure periods.
E. Lessee hereby grants Lessor a non-exclusive license to remove the existing cooling tower from the Premises, as generally depicted on Exhibit B (the “Cooling Tower”), at Lessor’s sole cost and expense, and as more particularly described in Section 3.10(a) of the Asset Purchase Agreement, dated November 21, 2007, by and between Lessor, as Seller, and Lessee, as Buyer (the “Asset Purchase Agreement”). If, following commencement of the removal of the Cooling Tower, Lessor reasonably requires more than provided in the Asset Purchase Agreement to complete the removal of the Cooling Tower and repair any damage to the Premises resulting therefrom, Lessor shall request additional time in writing, and Lessee’s consent to such request shall not be unreasonably withheld, conditioned or delayed. Lessor shall indemnify, defend, and hold harmless Lessee, Lessee’s successors and assigns, and each of their respective officers, directors, employees, agents, representatives, subsidiaries and affiliates, for, from and against any and all claims, liabilities, losses, damages or expenses arising out of or relating to all acts, failures to act or other conduct of Lessor (or Lessor’s employees, agents, representatives, independent contractors, contractors, and any other entity or individual for whom Lessor is responsible) in connection with the removal of the Cooling Tower; except to the extent such damage or liability results from the gross negligence or willful misconduct of Lessee, Lessee’s agents or employees.
SECTION TWENTY-ONE
EXISTING EASEMENTS, AGREEMENTS OR ENCUMBRANCES
The parties shall be bound by all existing easements, agreements and encumbrances of record relating to the Premises, and Lessor shall not be liable to Lessee for any damages resulting from any action taken by a holder of an interest pursuant to the rights of the holder thereunder.

SECTION TWENTY-TWO
QUIET ENJOYMENT
Lessor warrants that Lessee shall be granted peaceable and quiet enjoyment of the Premises free from any eviction or interference by Lessor if Lessee pays the rent and other charges provided herein, and otherwise fully and punctually performs the terms and conditions imposed on Lessee.
SECTION TWENTY-THREE
LIABILITY OF LESSOR
Lessee shall be in exclusive control and possession of the Premises, and Lessor shall not be liable for any injury or damages to any property or to any person on or about the Premises nor for any injury or damage to any property of Lessee, unless such injury or damage results from the gross negligence or willful misconduct of Lessor or Lessor’s employees, agents or contractors. The provisions herein permitting Lessor to enter and inspect the Premises are made to ensure that Lessee is in compliance with the terms and conditions hereof and makes repairs that Lessee has failed to make. Lessor shall not be liable to Lessee for any entry on the Premises for inspection purposes, unless such entry results in damage caused by Lessor or Lessor’s employees, agents or contractors.
SECTION TWENTY-FOUR
RENT ABATEMENT
Except as otherwise set forth herein, no abatement, diminution, or reduction of rent shall be claimed or allowed to Lessee or any person claiming under it under any circumstances, whether for inconvenience, discomfort, interruption of business or otherwise, arising from the making of alterations, improvements, or repairs to the Premises, because of any governmental laws or arising from and during the restoration of the Premises after the destruction or damage thereof by fire or other cause or the taking or condemnation of a portion only of the Premises. Nothing in this Section Twenty-Four shall be construed to require Lessee to remit Lessor’s share of any rents payable by any sublessee to Lessor as provided in Section Twenty-Eight unless such rent is actually received by Lessee.
SECTION TWENTY-FIVE
REPRESENTATIONS BY LESSOR
Lessor, in order to induce Lessee to enter into this Lease, hereby represents and warrants to Lessee that:
A. The execution, delivery and performance of this Lease will not conflict with, be inconsistent with, or result in any breach or default of any of the terms, covenants, conditions or provisions of any indenture, mortgage, deed of trust, instrument, document, agreement or contract of any kind or nature to which Lessor is a party or by which Lessor or the Premises may be bound.

B. Lessor is not a party to any agreement or litigation which could adversely affect Lessee’s rights or entitlements under this Lease, or which would otherwise adversely affect the ability of Lessor to perform its obligations under this Lease.
C. Lessor has received no written notice of any change contemplated in any applicable laws, or any action by adjacent landowners, or natural or artificial conditions on the Premises that would prevent, limit, impede, or render more costly, the permitted use contemplated hereunder.
D. The Premises and all rights of Lessee hereunder are free and clear of all liens, claims, security interests, encumbrances and restrictions (whether contained in deeds, leases or other instruments or agreements), except for any matters of public record in the Office of the County Recorder of Lassen County and matters to which Lessor reasonably has no knowledge, and this Lease is and shall remain superior to any and all adverse matters and claims subject only to: any mortgage to which this Lease may be subordinated in accordance with the terms hereof, to real estate taxes and assessments not yet due and payable, those matters caused by Lessee, and all applicable laws, rules, regulations and codes and other encumbrances that do not impact in any appreciable way Lessee’s use and quiet enjoyment of the Premises.
E. Lessor holds good and indefeasible fee simple title to the Premises and has full legal right and authority to enter into this Lease.
Except for the representations by Lessor set forth herein and in the Agreement for Environment Conditions, Lessee shall accept the Premises in its existing condition and state of repair, and Lessee agrees that no representations, statements or warranties, expressed or implied, have been made by or on behalf of Lessor in respect thereto except as contained in the provisions of this Lease and the Agreement for Environmental Conditions, and Lessor shall in no event be liable for any latent defects except as otherwise provided therein.
SECTION TWENTY-SIX
WAIVERS
The failure of Lessor to insist on a strict performance of any of the terms and conditions hereof shall be deemed a waiver of the rights or remedies that Lessor may have regarding that specific instance only, and shall not be deemed a waiver of any subsequent breach or default in any terms and conditions.

SECTION TWENTY-SEVEN
NOTICE
All notices, consents, waivers and other communications required or permitted by this Lease shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid) with acknowledgment of delivery; (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, e-mail address or person as a party may designate by such notice to the other parties):

If to Lessor:	Sierra Pacific Industries PO Box 496014 Redding, CA 96049 Attention: Susan Witherspoon Fax No: (530) 378-8139

With a copy to:	Dun & Martinek LLP 2313 I Street Eureka, CA 95501 Attention: David H. Dun Fax No.: (707) 442-9251

If to Lessee:	Renegy Susanville, LLC 301 West Warner Road, Suite 132 Tempe, AZ 85284 Attention: Robert Zack Fax No: (480) 361-8341

With a copy to:	Squire, Sanders & Dempsey LLP 40 North Central Avenue, Suite 2700 Phoenix, AZ 85004 Attention: Justin Steltenpohl Fax No: (602) 253-8129
SECTION TWENTY-EIGHT
ASSIGNMENT, MORTGAGE OR SUBLEASE
A. Neither Lessee nor its successors or assigns shall assign, mortgage, pledge or encumber this Lease in whole or in part, or permit the Premises to be used or occupied by others (except pursuant to a sublease as provided in Section Twenty-Eight (B)), nor shall this Lease be assigned or transferred by operation of law, without the prior consent in writing of Lessor in each instance. If this Lease is assigned or transferred, or if all or any part of the Premises is occupied by anybody other than Lessee (except pursuant to a sublease as provided in Section Twenty-Eight (B)), Lessor may, after default by Lessee, collect rent from the assignee, transferee, or occupant, and apply the net amount collected to the rent reserved herein, but no such assignment, occupancy or collection shall be deemed a waiver of any agreement or condition hereof, or the acceptance of the assignee, transferee, or occupant as Lessee. Lessee shall continue to be liable hereunder in accordance with the terms and conditions of this Lease and shall not be released from the performance of the terms and conditions hereof. The consent by Lessor to an assignment, mortgage, pledge or transfer shall not be construed to relieve Lessee from obtaining the express written consent of Lessor to any future transfer of interest.

B. Lessee may sublease the Premises only upon the express written consent of Lessor, which consent shall not be unreasonably withheld. Any rent payable pursuant to such sublease shall be paid to Lessee, who shall remit to Lessor within ten (10) days of its receipt by Lessee fifty percent (50%) of such rents actually received by Lessee that are in excess of the rents payable by Lessee to Lessor under this Lease. If the Premises are sublet as provided in this section, Lessor may, after continuing default by Lessee and expiration of any applicable cure period, retain the full rent payable by the sublessee with no portion thereof being payable to Lessee; provided, however, that any payments collected by Lessor from the sublessee shall be credited against any amounts due and owing by Lessee pursuant to this Lease. No such collection by Lessor hereunder shall be deemed a waiver of any agreement or condition hereof, or the acceptance of the sublessee as Lessee. Lessee shall continue to be liable hereunder in accordance with the terms and conditions of this Lease and shall not be released from the performance of the terms and conditions hereof. The consent by Lessor to any sublease shall not be construed to relieve Lessee from obtaining the express written consent of Lessor to any future sublease.
SECTION TWENTY-NINE
SURRENDER OF POSSESSION
Lessee shall, on the last day of the Term, or on earlier termination and forfeiture of this Lease, peaceably and quietly surrender and deliver the Premises to Lessor free of subtenancies, including all buildings, additions, and improvements constructed or placed thereon by Lessee, except moveable trade fixtures, all in good condition and repair, ordinary wear and tear excepted. Any trade fixtures or personal property not used in connection with the operation of the Premises and belonging to Lessee, if not removed at the termination or default, and if Lessor shall so elect, shall be deemed abandoned and become the property of Lessor without any payment or offset therefor. Lessor may remove such fixtures or property from the Premises and store them at the risk and expense of Lessee if Lessor shall not so elect. Lessee shall repair and restore all damage to the Premises caused by the removal of equipment, trade fixtures and personal property.
SECTION THIRTY
REMEDIES OF LESSOR
A. The rights and remedies given to Lessor in this Lease are distinct, separate and cumulative, and no one of them, whether or not exercised by Lessor, shall be deemed to be in exclusion of any of the others available, at law or in equity, to Lessor.
B. In all cases hereunder, and in any suit, action or proceeding of any kind between the parties, it shall be presumptive evidence of the fact of the existence of a charge being due if Lessor shall produce a bill, notice or certificate of any public official entitled to give that notice to the effect that such charge appears of record on the books in its office and has not been paid.

C. No receipt of money by Lessor from Lessee after default or cancellation of this Lease in any lawful manner shall: (1) reinstate, continue or extend the Term or affect any notice given to Lessee; (2) operate as a waiver of the right of Lessor to enforce the payment of rent and additional rent then due or falling due; or (3) operate as a waiver of the right of Lessor to recover possession of the Premises by proper suit, action, proceeding or other remedy. After (1) service of notice of termination and forfeiture as herein provided and the expiration of the time specified therein; (2) the commencement of any suit, action, proceeding or other remedy; or (3) final order or judgment for possession of the Premises, Lessor may demand, receive and collect any monies due, without in any manner affecting such notice, order or judgment. Any and all such monies so collected shall be deemed to be payment on account of the use and occupation of the Premises or, at the election of Lessor, on account of the liability of Lessee hereunder.
SECTION THIRTY-ONE
TOTAL AGREEMENT; APPLICABLE TO SUCCESSORS
This Lease contains the entire agreement between the parties and cannot be changed or terminated except by a written instrument subsequently executed by the parties hereto. This Lease and the terms and conditions hereof apply to and are binding on the heirs, legal representatives, successors and assigns of both parties.
SECTION THIRTY-TWO
APPLICABLE LAW
This Lease shall be governed by and construed in accordance with the laws of the State of California.
SECTION THIRTY-THREE
TIME OF THE ESSENCE
Time is of the essence in all provisions of this Lease.
SECTION THIRTY-FOUR
ATTORNEY FEES
If the services of an attorney are required by any party to secure the performance hereof or otherwise upon the breach or default of another party; or otherwise upon the breach or default of another party, or if any judicial remedy is necessary to enforce or interpret any provision of this Lease or the rights and duties of any person in relation thereto, the prevailing party shall be entitled to reasonable attorney fees and costs which shall consist of the fees and costs for services rendered by counsel, the fees and costs for services of experts, and all other costs and expenses incurred in connection with the action, including those costs and expenses recoverable as allowable costs of suit under the applicable state or federal statute and those attorney fees and costs incurred executing upon or appealing any judgment, as well as all other expenses incurred during the course of the action. Any award of damages following judicial remedy as a result of the breach of this Lease or any of its provisions shall include an award of prejudgment interest from the date of the breach at the maximum amount of interest allowed by law.

SECTION THIRTY-FIVE
SUBORDINATION AND ESTOPPEL CERTIFICATE
Within ten (10) days after Lessee’s receipt of written request from Lessor, Lessee shall (i) subordinate its interest in this Lease to any mortgage or deed of trust encumbering the Premises; provided, however, the mortgagee or beneficiary of the deed of trust recognizes Lessee’s leasehold interest in the Premises, only to the extent of the length of the Term, and (ii) provide Lessor or any prospective buyer or lender a certificate certifying to the best of Lessee’s knowledge whether this Lease is in full force and effect, whether there are any defenses, offsets or claims outstanding by Lessee against Lessor, or the accuracy of any other statement of fact reasonably requested by Lessor.
SECTION THIRTY-SIX
SALE BY LANDLORD
Upon any sale or transfer of the fee title interest of the Premises by Lessor, Lessor shall not be liable for any breach, default or failure to perform any obligation of Lessor under this Lease occurring or accruing on or after the date of such transfer, and Lessor is hereby released from all such liability.
SECTION THIRTY-SEVEN
ARBITRATION; DISPUTE RESOLUTION
All matters in dispute hereunder which are not mutually resolved by the parties after good faith negotiation shall be resolved between the parties pursuant to final and binding arbitration as follows:
(a) The arbitration regarding any matter in dispute under this Lease, shall be: (i) in the event the amount in dispute is less than One Million Dollars ($1,000,000.00), by a single arbitrator, mutually selected by Lessor and Lessee; or (ii) in the event the amount in dispute equals or exceeds One Million Dollars ($1,000,000.00), by a panel of three arbitrators, one arbitrator selected by each of Lessor and Lessee, and the two arbitrators in turn selecting a third arbitrator to act with them in a panel. Each arbitrator hereunder shall be a neutral-party attorney with at least fifteen (15) years substantial experience in the practice of commercial real estate transactions, chosen from the pool of then available arbitrators working with the American Arbitration Association (“AAA”). All arbitrations shall be held in Anderson, California, and shall be conducted in accordance with the arbitration rules of the AAA, existing at the date thereof, to the extent not inconsistent with this Lease. The decision of the arbitrator or majority of the panel (as applicable) with respect to any matter in dispute hereunder shall be final and binding. The determination of which party (or combination of them) bears the costs and expenses incurred in connection with any arbitration proceeding required hereunder shall be determined by the arbitrator or panel. The parties agree that the arbitrator or panel shall have no jurisdiction to consider evidence with respect to or render an award or judgment for punitive or consequential damages (or any other amount awarded for the purpose of imposing a penalty). The parties agree that all facts and other information relating to any arbitration arising under this Lease will be kept confidential to the fullest extent permitted by applicable law.

(b) Any party who fails to submit to binding arbitration following a lawful demand by the other party shall bear all costs and expenses, including reasonable attorneys’ fees, (including those incurred in any trial, bankruptcy proceeding, appeal or review) incurred by the other party in obtaining a stay of any pending judicial proceeding concerning a dispute which by the terms of this Lease has been properly submitted to mandatory arbitration, and or compelling arbitration of any dispute.
(c) The award in such arbitration may be enforced on the application of either party by the order of judgment of a court of competent jurisdiction. The arbitrator shall resolve all disputes in accordance with the substantive law of the State of California. The arbitrator shall have no authority nor jurisdiction to award any damages or any other remedies beyond those which could have been awarded in a court of law if the parties had litigated the claims instead of arbitrating them. No provision of, nor the exercise of any rights under this Section Thirty-Seven shall limit the right of either party to exercise self help remedies or obtain provisional or ancillary remedies such as an injunction, receivership, attachment or garnishment; provided, however, that any such action or proceeding arising out of this Lease that is litigated for any reason will be litigated in courts located in Shasta County, California, and each party consents and submits to the jurisdiction of any state or federal court located in Shasta County, California, for any such litigation. Additionally, each of the parties waives any right it may have to trial by jury in any proceeding between or involving the parties whether arising under this Lease or otherwise.
The parties shall use their best efforts to complete any arbitration within sixty (60) days of the filing of the dispute unless the dispute is regarding the refusal to grant a consent or approval in which case the time period shall be thirty (30) days. The arbitrator shall be empowered to impose sanctions for any party’s failure to do so. The provisions of this arbitration provision shall survive any termination, amendment, or expiration hereof unless the parties otherwise expressly agree in writing. Each party agrees to keep all disputes and arbitration proceedings strictly confidential, except for the disclosure of information required in the ordinary course of business of the parties or as required by applicable law or regulation. Any time limitation (such as the statute of limitations or laches) which would bar litigation of a claim shall also bar arbitration of the claim. If any provision of this arbitration procedure is declared invalid by any court, the remaining provisions shall not be affected thereby and shall remain fully enforceable. The parties understand that they have decided that upon demand of either of them, their disputes as described herein will be resolved by arbitration rather than in a court and once so decided cannot later be brought, filed or pursued in court except as otherwise provided herein.
SECTION THIRTY-EIGHT
MISCELLANEOUS
A. If any term, condition, covenant, or provision of this Lease is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, conditions, covenants, and provisions hereof shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

B. The various headings and numbers herein and the grouping of the provisions of this Lease into separate articles and sections are for the purpose of convenience only and are not to be considered a part hereof.
C. This Lease sets forth all the terms, conditions, covenants, provisions, promises, agreements, and undertakings, either oral or written, between the Lessor and Lessee. No subsequent alteration, amendment, change, or addition to this Lease is binding upon Lessor or Lessee unless reduced to writing and executed by both parties.
D. Every term, condition, covenant, and provision of this Lease, having been negotiated in detail and at arm’s length by both parties, shall be construed simply according to its fair meaning and not strictly for or against Lessor or Lessee.
E. If the time for the performance of any obligation under this Lease expires on a Saturday, Sunday, or legal holiday, the time for performance shall be extended to the next succeeding day which is not a Saturday, Sunday, or legal holiday.
F. This Lease may be executed in any number of counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Lease Agreement is executed effective as of the date first above-written.

LESSEE:		LESSOR:

RENEGY SUSANVILLE, LLC, an Arizona limited liability company		SIERRA PACIFIC INDUSTRIES, a California corporation

By:	/s/ Robert W. Zack	By:	/s/ George Emmerson
	Name: Robert W. Zack		Name: George Emmerson
	Title: Co-Manager		Title: COO